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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                   State of Incorporation       Relationship to Registrant
------------------                   -----------------------      --------------------------
CorVel Healthcare Organization       California                   wholly-owned subsidiary

CorVel  Health Care Corporation      California                   wholly-owned subsidiary



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